UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act Of 1934

Date of Report (Date of earliest event reported):   February 24, 2011

Palatin Technologies, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-15543	95-4078884
(State or other jurisdiction	(Commission	(IRS employer
of incorporation)	File Number)	identification number)

4C Cedar Brook Drive, Cranbury, NJ	08512
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:  (609) 495-2200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On February 24, 2011, Palatin Technologies, Inc., a Delaware corporation (the "Company"), entered into an underwriting agreement (the "Underwriting Agreement") with Roth Capital Partners, LLC, as representative of the underwriters named therein (collectively, the "Underwriters"), pursuant to which the Company agreed to sell to the Underwriters an aggregate of 23,000,000 units (each, a "Unit" and collectively, the "Units") at a public offering price of $1.00 per Unit (the "Offering").  Each Unit consists of one share of the Company's common stock, one Series A Warrant (the "Series A Warrants") to purchase 0.087 of one share of common stock at an initial exercise price of $1.00 per share and one Series B Warrant (the "Series B Warrants" and collectively with the Series A Warrants, the "Warrants") to purchase 0.913 of one share of common stock at an initial exercise price of $1.00 per share.  The Underwriters will purchase the Units at a seven-percent discount of the public offering price, for an aggregate discount of $1.6 million.  The Company expects that the net proceeds of the Offering will be approximately $21.1 million after deducting underwriting discounts and commissions and estimated offering expenses payable by the Company.  A copy of the Underwriting Agreement is attached as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The Warrants will be issued pursuant to a warrant agreement (the "Warrant Agreement") to be entered into between the Company and American Stock Transfer & Trust Company, LLC, as warrant agent.  The Series A Warrants are exercisable immediately upon issuance and expire on the fifth anniversary of the date of issuance.  The Series B Warrants are exercisable beginning one year and one day from the date of issuance, but only if the Company's stockholders approve an increase in the number of its authorized shares of common stock, and expire on the fifth anniversary of the date they first become exercisable.  The Warrants will be issued separately from the common stock included in the Units and may be transferred separately immediately thereafter.  The exercise price and number of shares of common stock issuable on exercise of the Warrants is subject to adjustment in the event of any stock split, reverse stock split, stock dividend, recapitalization, reorganization or similar transaction.  The Warrants will not be listed on the NYSE Amex or any other exchange, and no trading market for the Warrants is expected to develop.

In addition, as part of their compensation in connection with the Offering, the Company will issue warrants to the Underwriters covering an aggregate of 575,000 shares of common stock, representing 2.5 percent of the total number of shares included in the Units, on substantially the same terms as the Series B Warrants being issued in the Offering.

This description of the Offering is a summary only, is not intended to be complete, and is qualified in its entirety by reference to the Underwriting Agreement, the Warrant Agreement, the Form of Series A Warrant Certificate, the Form of the Series B Warrant Certificate and the Form of Underwriter Warrant, which are filed as exhibits to this Current Report on Form 8-K or are incorporated by reference herein.  The Underwriting Agreement contains representations and warranties that the parties made to, and solely for the benefit of, the other in the context of all of the terms and conditions thereof and in the context of the specific relationship between the parties.  The provisions of the Underwriting Agreement, including the representations and warranties contained herein, are not for the benefit of any party other than the parties thereto and are not intended to be relied upon by investors and the public.  Investors and the public should review the Company's filings with the SEC for information regarding the Company.

The Units are being issued pursuant to a registration statement on Form S-1 (File No. 333-170227) declared effective by the Securities and Exchange Commission (the "SEC") on February 23, 2011.

On February 24, 2011, the Company issued a press release announcing the Offering.  A copy of the press release is included as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.02 Results of Operations and Financial Condition.

        The press release we issued on February 24, 2011 announcing the Offering also announced a teleconference and webcast to be held February 24, 2011 at 11:00 a.m. Eastern Time. A copy of the press release is included as Exhibit 99.1 to this Current Report on Form 8-K.

        The information in this Item 2.02 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. The information contained in this Item 2.02 shall not be incorporated into any registration statement or other document filed with the Securities and Exchange Commission by the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in such filing.

Item 9.01                      Financial Statements and Exhibits.

(d) Exhibits.

1.1       Underwriting Agreement dated February 24, 2011 by and between the Company and Roth Capital Partners, LLC.

4.1       Form of Warrant Agreement by and between the Company and American Stock Transfer & Trust Company, LLC (filed as Exhibit 4.01 to the Company's Registration Statement on Form S-1 filed with the SEC on February 18, 2011 and incorporated by reference herein).

4.2       Form of Series A Warrant Certificate (filed as Exhibit 4.02 to the Company's Registration Statement on Form S-1 filed with the SEC on February 18, 2011 and incorporated by reference herein).

4.3       Form of Series B Warrant Certificate (filed as Exhibit 4.03 to the Company's Registration Statement on Form S-1 filed with the SEC on February 18, 2011 and incorporated by reference herein).

4.4       Form of Underwriter Warrant (filed as Exhibit 4.04 to the Company's Registration Statement on Form S-1 filed with the SEC on February 18, 2011 and incorporated by reference herein).

99.1     Press Release dated February 24, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PALATIN TECHNOLOGIES, INC.

Date: February 24, 2011	By:	/s/ Stephen T. Wills
Stephen T. Wills, CPA, MST Executive Vice President - Operations and Chief Financial Officer